Exhibit 99.2

AUDITUDE, INC. EMPLOYEE

STOCK OPTION PLAN

As amended by the Corporation’s Board of Directors on

November 20, 2007

SECTION 1:  GENERAL PURPOSE OF PLAN

The name of this plan is the Auditude, Inc. Employee Stock Option Plan (the “Plan”). The purpose of the Plan is to enable Auditude, Inc., a Delaware corporation (the “Company”), and any Parent or any Subsidiary, to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

SECTION 2:  DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning set forth in Section 3 hereof.

“Board” means the Board of Directors of the Company.

“Cause” means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its stockholders; (iii) commission of a felony; (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; or (v) as otherwise provided in the Stock Option Agreement.  For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

“Change in Control” shall mean:

(1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the stockholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as stockholders of another party to the transaction shall be disregarded; or

(2) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of the Board designated by the Board to administer the Plan.

“Company” means Auditude, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

“Consultant” means a consultant or advisor who is a natural person and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date  of  Grant”  means  the  date  on  which  the  Administrator  adopts  a  resolution expressly granting an Option to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

“Director” means a member of the Board.

“Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an ISO pursuant to Section 6.6 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3).  The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

“Eligible Person” means an Employee, Consultant or Director of the Company, any Parent or any Subsidiary.

“Employee” shall mean any individual who is a common-law employee (including officers) of the Company, a Parent or a Subsidiary.

“Exercise Price” shall have the meaning set forth in Section 6.3 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of a share of Stock, determined as follows: (i) if the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the bid and asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

“First Refusal Right” shall have the meaning set forth in Section 7.7 hereof.

“ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code.

“Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) of the Exchange Act promulgated by the Securities and Exchange Commission.

“Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.

“Optionee” means a Participant who is granted a Stock Option pursuant to the Plan.

“Outside Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in the Treasury Regulations (26 Code of Federal Regulation Section 1.162-27(e)(3)).

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive grants of Options.

“Plan” means this Auditude, Inc. Employee Stock Option Plan, as the same may be amended or supplemented from time to time.

“Service” shall mean service as an Employee, Director or Consultant.

“Stock” means Common Stock, par vaule $0.001 per share, of the Company.

“Stock Option” or “Option” means an option to purchase shares of Stock granted pursuant to Section 6.

“Stock Option Agreement” shall have the meaning set forth in Section 6.1.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction.  In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.  In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded.  Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

SECTION 3:  ADMINISTRATION

3.1                       Administrator.  The Plan shall be administered by either (i) the Board or (ii) the Committee (the group that administers the Plan is referred to as the “Administrator”).

3.2       Powers in General.   The Administrator shall have the power and authority to grant Stock Options to Eligible Persons, pursuant to the terms of the Plan.

3.3       Specific Powers.  In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Stock Options are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Stock Options shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Stock Option; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the Exercise Price, medium of payment and vesting provisions, and to specify the provisions of the Stock Option Agreement relating to such grant or sale; (ix) to amend any outstanding Stock Options for the purpose of modifying the time or manner of vesting or the Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4       Decisions  Final.    All  decisions  made  by  the  Administrator  pursuant  to  the provisions of the Plan shall be final and binding on the Company and the Participants.

3.5       The Committee.  The Board may, in its sole and absolute discretion, from time to time, and at any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act shall, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board.  From time to time, the Board may increase or decrease the size of the Committee, add  additional  members  to,  remove  members  (with  or  without  cause)  from,  appoint  new members in substitution therefor, and fill vacancies, however caused, in the Committee.  The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of the majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board.  Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. During any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, all members of the Committee shall be Non-Employee Directors and Outside Directors.

3.6       Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company  the  opportunity  at  its  own  expense  to  handle  and  defend  such  action,  suit  or proceeding.

SECTION 4:  STOCK SUBJECT TO THE PLAN

4.1                       Stock Subject to the Plan.   Subject to adjustment as provided in Section 8, 6,973,141 shares of Stock shall be reserved and available for issuance under the Plan.   Stock reserved hereunder may consist, in  whole or in part, of authorized and unissued shares or treasury shares.

4.2                       Basic  Limitation.   The  maximum  number  of  shares  with  respect  to  which Options may be granted under the Plan to any Participant in any one calendar year shall be 1,000,000 shares.  The number of shares that are subject to Stock Options under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

4.3       Additional Shares.   In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.  In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan.

SECTION 5:  ELIGIBILITY

Eligible Persons who are selected by the Administrator shall be eligible to be granted Options hereunder subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted ISOs hereunder.

SECTION 6:  TERMS AND CONDITIONS OF OPTIONS.

6.1      Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company (the “Stock Option Agreement”).  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2       Number of Shares.  Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8, hereof.  The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

6.3                               Exercise Price.

6.3.1    In General.  Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall not be less than 100% of the Fair Market Value of the Stock on the Date of Grant.

6.3.2    Ten Percent Stockholder.  A Ten Percent Stockholder shall not be eligible for designation as an Optionee, unless (i) the  Exercise Price of a Non-Qualified Stock Option is at least 110% of the Fair Market Value of a share of Stock on the Date of Grant, or (ii) in the case of an ISO, the Exercise Price is at least 110% of the Fair Market Value of a share of Stock on the Date of Grant and such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant.

6.3.3  Non Applicability.   The Exercise Price restriction applicable to Non- Qualified Stock Options required by Section 6.3.2(i) shall be inoperative if (i) the shares to be issued upon payment of the Exercise Price have been registered under a then currently effective registration statement under applicable federal securities laws and the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) a determination is made by counsel for the Company that such Exercise Price restriction is not required in the circumstances under applicable federal or state securities laws.

6.3.4                     Payment.   The Exercise Price shall be payable in a form described in Section 7 hereof.

6.4       Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

6.5       Exercisability.  Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable.  In the case of an Optionee who is not an officer of the Company, a Director or a Consultant, an Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the Date of Grant.  Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

6.6       Term.  The Stock Option Agreement shall specify the term of the Option.  No Option shall be exercised after the expiration of ten years after the date the Option is granted.  In the case of an ISO granted to a Ten Percent Stockholder, the ISO shall not be exercised after the expiration of five years after the date the ISO is granted.  Unless otherwise provided in the Stock Option Agreement, no Option may be exercised (i) three months after the date the Optionee’s Service with the Company, a Parent or a Subsidiary terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee’s Service with the Company and any Parent or Subsidiary terminates if such termination is a result of death or  Disability,  and  (iii)  if  the  Optionee’s  Service  with  the  Company  and  its  Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination.  The Administrator may, in its sole discretion, waive the accelerated expiration provided for in clauses (i) or (ii) above.  Outstanding Options that are not vested at the time of termination of employment for any reason other than Cause shall expire at the close of business on the date of such termination.

6.7       Leaves of Absence.  For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence.  To the extent applicable law does not require such a leave to be deemed to continue

Service while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue Service if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, a Parent or a Subsidiary for whom Optionee provides his or her services.

6.8       Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend, assume or repurchase outstanding Options (whether  granted  by  the  Company  or  another  issuer)  or  may  accept  the  cancellation  of outstanding Options (whether granted by the Company or another issuer) in return for either a cash payment equal to the difference between the Fair Market Value and the Exercise Price of the vested portion of such Option, or the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price.  Without limiting the foregoing, the Administrator may amend a previously granted Option to fully accelerate the vesting schedule of such Option (including without limitation, in connection with a Change in Control) and provide that upon the exercise of such Option, the Optionee shall receive shares that are subject to repurchase by the Company at the Exercise Price paid for the Option with the Company’s right to repurchase at such price lapsing at the same rate as the vesting provisions set forth in Optionee’s Stock Option Agreement.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.  However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee’s obligations under such Option.

SECTION 7:  PAYMENT; RESTRICTIONS

7.1       General Rule.  The entire Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Exercise Price  for  the  number  of  shares  of  Stock  being  purchased,  or  in  the  discretion  of  the Administrator, upon such terms as the Administrator shall approve, (i) by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “cashless exercise”), (ii) by paying all or a portion of the Exercise Price for the number of shares of Stock being purchased  by  tendering  Stock  owned  by  the  Optionee,  duly  endorsed  for  transfer  to  the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Stock with respect to which such Option or portion thereof is thereby exercised (a “stock- for-stock exercise”) or (iii) by a stock-for-stock exercise by means of attestation whereby the Optionee identifies for delivery specific shares of Stock already owned by the Optionee and receives a number of shares of Stock equal to the difference between the number of shares of Stock subject to the Option thereby exercised and the identified attestation shares of Stock (an “attestation exercise”).

7.2       Withholding Payment.  The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Parent or Subsidiary as a result of the exercise of a Stock Option.

The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise; (ii) stock-for-stock exercise or attestation exercise; (iii) by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock Withholding”); or (iv) a combination of one or more of the foregoing payment methods.  Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan.  The Fair Market Value of the number of shares subject to Stock Withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

7.3       Promissory Note.  To the extent that a Stock Option Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price of shares of Stock issued under the Plan may be paid with a full- recourse promissory note; provided, however, that payment of any portion of the Exercise Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the Securities and Exchange Commission and any other governmental agency having jurisdiction.  However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents.  The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.  Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.  Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator,  in  its  discretion;  provided,  however,  that  each  loan  shall  comply  with  all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

7.4       Exercise/Pledge.  To the extent that a Stock Option Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan  proceeds  to  the  Company  in  payment  of  all  or  part  of  the  Exercise  Price  and  any withholding taxes.

7.5       Written Notice.  The purchaser shall deliver a written notice to the Administrator requesting that the Company direct its transfer agent or officers to issue to the purchaser (or to his designee) a certificate for the number of shares of Stock underlying any Options being exercised or, in the case of a cashless exercise or share withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

7.6       First  Refusal  Right.  Each  Stock  Option  Agreement  may  provide  that  the Company shall have the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed sale, hypothecation or other disposition of the Stock purchased by the Optionee pursuant to a Stock Option Agreement; and in the event the holder of such Stock desires to accept a bona fide third-party offer for any or all of such Stock, the Stock shall first be offered to the Company upon the same terms and conditions as are set forth in the bona fide offer.

7.7       Termination  of  First  Refusal  Rights.    Each  Stock  Option  Agreement  shall provide that the First Refusal Rights shall have no effect with respect to, or shall lapse and cease to have effect when the Company’s securities become publicly traded or a determination is made by counsel for the Company that such First Refusal Rights are not permitted under applicable federal or state securities laws.

7.8       No Transferability.  Except as provided herein, a Participant may not assign, sell or transfer Options, in whole or in part, other than by will or by operation of the laws of descent and distribution.

7.8.1    Permitted Transfer of Non-Qualified Stock Option. The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Stock Option (but not an ISO) as follows:  (i) by gift to a member of the Participant’s immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor (either or both (i) or (ii) referred to as a “Permitted Transferee”).  For purposes of this Section 7.8.1, “immediate family” shall mean the Optionee’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships.

7.8.2             Conditions of Permitted Transfer.  A transfer permitted under this Section 7.8 may be made only upon written notice to and approval thereof by the Administrator.  A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution.  A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan.

SECTION 8:  ADJUSTMENTS; MARKET STAND-OFF

8.1                               Effect of Certain Changes.

8.1.1   Stock Dividends, Splits, Etc.  If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Options, (ii) the number of shares of Stock covered by outstanding Options and (iii) the Exercise Price of any Stock Option, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

8.1.2    Liquidation, Dissolution, Merger, Consolidation or Change in Control.  In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; the transfer of more than 90% of the then outstanding voting stock of the Company to another person or entity; or a Change in Control, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Options by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Options by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of stock options with substantially the same terms for such outstanding Options; (iv) if provided for by the Administrator using its sole discretion in a notice of cancellation, the right to exercise such Option in whole or in part without regard to any vesting provisions in the Stock Option Agreement, (iv) the cancellation of such outstanding Options without payment of any consideration, provided that if such Options would be canceled in accordance with the foregoing, the Optionee shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Optionee with a notice of cancellation, to exercise the vested portion of such Options in whole or in part, or (v) the cancellation of the outstanding unvested portion of such Options and the repurchase of the vested portion of such Options for a cash payment equal to the difference between the Fair Market Value and the Exercise Price of such Options.

8.1.3    Further Adjustments.   Subject to Section 8.1.2, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or Change in Control, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Options.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change in Control that is the reason for such action.

8.1.4     Par Value Changes.  In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

8.2       Decision of Administrator Final.  To the extent that the foregoing adjustments relate  to  stock  or  securities  of  the  Company,  such  adjustments  shall  be  made  by  the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such ISO to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

8.3       No Other Rights.  Except as hereinbefore expressly provided in this Section 8, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any of the events described in Section 8.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 8, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Options.  The grant of a Stock Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

8.4       Market  Stand-Off.     Each  Stock  Option  Agreement  shall  provide  that,  in connection  with  any  underwritten  public  offering  by  the  Company  of  its  equity  securities pursuant  to  an  effective  registration  statement  filed  under  the  Securities  Act  of  1933,  as amended, including the Company’s initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”).

SECTION 9:  AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan at any time and for any reason.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

SECTION 10:  GENERAL PROVISIONS

10.1                General Restrictions.

10.1.1 No View to Distribute.   The Administrator may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof.  The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

10.1.2  Legends.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.1.3  No Rights as Stockholder.  Except as specifically provided in this Plan, a Participant or a transferee of a Stock Option shall have no rights as a stockholder with respect to any shares covered by the Options until the date of the issuance of a stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8.1, hereof.

10.2     Other  Compensation  Arrangements.    Nothing  contained  in  this  Plan  shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.3     Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of an ISO within two years from the date of grant of such ISO or within one year after the issuance of the shares of Stock acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

10.4     Regulatory Matters.  Each Stock Option Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Optionee or Offeree shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

10.5     Recapitalizations.    Each  Stock  Option  Agreement  shall  contain  provisions required to reflect the provisions of Section 8.

10.6     Delivery.  Upon exercise of a Stock Option granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter.  Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

10.7     Other Provisions.  The Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Options, as the Administrator may deem advisable.

SECTION 11:  INFORMATION TO PARTICIPANTS

To the extent necessary to comply with applicable law, the Company each year shall furnish to Participants its balance sheet and income statement unless such Participants are limited to key Employees whose duties with the Company assure them access to equivalent information.

SECTION 12: STOCKHOLDERS AGREEMENT

As a condition to the transfer of Stock pursuant to a Stock Option granted under this Plan, the Administrator, in its sole and absolute discretion, may require the Participant to execute and become a party to any agreement by and among the Company and any of its stockholders which exists on or after the Date of Grant (the “Stockholders Agreement”).  If the Participant becomes a party to a Stockholders Agreement, in addition to the terms of this Plan and the Stock Option Agreement pursuant to which the Stock is transferred, the terms and conditions of Stockholders Agreement shall govern Participant’s rights in and to the Stock; and if there is any conflict between the provisions of the Stockholders Agreement and this Plan or any conflict between the provisions of the Stockholders Agreement and the Stock Option Agreement pursuant to which the Stock is transferred, the provisions of the Stockholders Agreement shall be controlling. Notwithstanding anything to the contrary in this Section 12, if the Stockholders Agreement contains any provisions which would violate Section 25102(o) of the California Corporations Code if applied to the Participant, the terms of this Plan and the Stock Option Agreement pursuant to which the Stock is transferred shall govern the Participant’s rights with respect to such provisions.

SECTION 13:  EFFECTIVE DATE OF PLAN

The effective date of this Plan is April 2, 2006.  The adoption of the Plan is subject to approval by the Company’s stockholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board.  In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Options that have already occurred shall be rescinded, and no additional grants shall be made thereafter under the Plan.

SECTION 14:  TERM OF PLAN

The Plan shall terminate automatically on April 1, 2016, but no later than prior to the 10th anniversary of the effective date.   No Option shall be granted pursuant to the Plan after such date, but Options theretofore granted may extend beyond that date.  The Plan may be terminated on any earlier date pursuant to Section 9 hereof.

SECTION 15:  EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same as of April 2, 2006.

AUDITUDE, INC.

By: Richard Ying
Its: Chief Executive Officer